Exhibit 99.1

News Release		CORPORATION

7140 Office Circle
P.O. Box 15600
Evansville, IN 47716-0600

	Investor Relations Contact:	Chad Monroe
	Phone:	(812) 962-5041

	Media Contact:	Eva Schmitz
	Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Second Quarter Results for 2010

•                  Sales increase 45% versus prior year quarter

•                  Adjusted EBITDA increases $18.8 million versus prior year quarter

•                  Positive FCF excluding reorganization items and $52 million liquidity

•                  Outlook for 2010 improves

EVANSVILLE, Ind. — Aug. 3, 2010 — Accuride Corporation (OTCBB:  ACUZ), a leading manufacturer and supplier of commercial vehicle components, today announced its financial results for the second quarter ended June 30, 2010.

Net sales in the second quarter of 2010 were $195.6 million compared with $135.2 million in the prior year, an increase of 44.7 percent.  The Company reported second quarter net income of $6.5 million in 2010 compared to a net loss of $36.1 million in 2009.  Current period net income included a pre-tax mark-to-market gain of $19.4 million to the Company’s convertible notes.  Adjusted EBITDA in the quarter was $17.2 million versus a loss of $1.6 million in the prior year.  Cash and cash equivalents was $52.3 million at quarter end.  Free cash flow was negative $3.6 million for the quarter.  Free cash flow for the quarter was positive after adjusting for negative $12.6 million related to reorganization items.

Industry Overview

Although still weak compared to average cycle levels, the three major segments Accuride supplies (North America Class 5-8 vehicles, U.S. Trailers, and the related aftermarket channels) have improved year-over-year.  Production across all three major segments increased from the same period in 2009.  Class 8 production rose approximately 38 percent year-over-year, and Class 5-7 and U.S. Trailer rose 25 percent and 50 percent, respectively.

Although some of the strength during the second quarter can be attributed to the 2010 EPA emissions mandate as some OEMs built-out pre-mandate engine inventories, net order activity within each segment continued to improve throughout the second quarter.  OEMs remain optimistic about order activity in the second half of the year and have begun to ramp up production to meet the expected increase in demand.  According to industry forecasts, overall production in the second half of 2010 is expected to increase 13 percent compared to the first six months.

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While the overall economy, and in particular the consumer, continued to provide mixed signals on the strength of the recovery, the manufacturing environment and freight continued to show solid gains.

•                  Diesel fuel consumption, measured by the Ceridian-UCLA Pulse of Commerce Index (PCI) increased 8.5 percent year-over-year in June which indicates increasing trucking activity and utilization.

•                  The Institute for Supply Management (ISM) Index continued to expand for the 11th straight month with a reading of 56.2 for June as inventories continue to be restocked.  This increase in inventory has led to incremental freight shipments and better pricing within the freight market.

Fresh-Start Reporting

Upon our emergence from Chapter 11 bankruptcy proceedings on February 26, 2010, we adopted fresh-start accounting in accordance with the provisions of ASC 852 Reorganizations (ASC 852), pursuant to which the midpoint of the range of our reorganization value was allocated to our assets and liabilities in conformity with the procedures specified by ASC 805, “Business Combinations.”

The results for the four-month period ended June 30, 2010 (references to the Company for such period, the “Successor”) and the results for the two-month period ended February 26, 2010 (references to the Company for such periods, the “Predecessor”) are presented separately.  This presentation is required by GAAP, as the Successor is considered to be a new entity for financial reporting purposes, and the results of the Successor reflect the application of fresh-start reporting.  Accordingly, the Company’s financial statements after February 26, 2010, are not comparable to its financial statements for any period prior to its emergence from Chapter 11.  For illustrative purposes in this earnings release, the Company has combined the Successor and Predecessor results to derive combined results for the six-month period ended June 30, 2010.  However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments, liability adjustments and recognition of cancellation of indebtedness income, the results of operations for the Successor are not comparable to those of the Predecessor.  The financial information accompanying this earnings release provides the Successor and Predecessor GAAP results for the applicable periods, along with the combined results described above.

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Three Months Operating Results

	Successor		Predecessor
	Three Months Ended June 30,
	2010		2009
Net sales:
Wheels	$70,065	35.8%	$54,220	40.1%
Components	107,826	55.1%	73,067	54.0%
Other	17,748	9.1%	7,919	5.9%
Total net sales	195,639	100.0%	135,206	100.0%

Gross profit (loss)	15,819	8.1%	(9,021)	(6.7)%

Loss from operations	(4,416)	(2.3)%	(21,511)	(15.9)%

Net income (loss)	$6,510	3.3%	$(36,071)	(26.7)%

Net sales for the second quarter of 2010 were $195.6 million compared to net sales of $135.2 million in the second quarter of 2009, an increase of 44.7 percent.  Sales increased in the Wheels and Components segments by 29.2 percent and 47.6 percent, respectively.

In 2010, second quarter gross profit increased to $15.8 million, or 8.1 percent of net sales, from a gross loss of $9.0 million in the second quarter of 2009.  Gross profit improved compared to the prior year due primarily to higher industry demand, restructuring and other operating improvements.

Six Months Operating Results

	Successor		Predecessor
	Six Months Ended June 30,
	2010 (Combined)		2009
Net sales:
Wheels	$132,205	36.3%	$111,105	39.8%
Components	200,213	54.9%	147,123	52.8%
Other	32,194	8.8%	20,554	7.4%
Total net sales	364,612	100.0%	278,782	100.0%

Gross profit (loss)	25,901	7.1%	(8,981)	(3.2)%

Loss from operations	(6,295)	(1.7)%	(33,695)	(12.1)%

Net income (loss)	$4,284	1.2%	$(67,126)	(24.1)%

Combined net sales for the six months ended June 30, 2010, were $364.6 million, which was an increase of 30.8 percent, compared to net sales of $278.8 million for the six months ended June 30, 2009.  Sales increased in the Wheels and Components segments by 19.0 percent and 36.1 percent, respectively.

In 2010, gross profit for the first half of the year increased to $25.9 million, or 7.1 percent of net sales, from a gross loss of $9.0 million in the first six months of 2009.  Gross profit increased compared to the prior year primarily due to higher industry demand, restructuring and other operating improvements.

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Liquidity & Debt

Adjusted EBITDA was $17.2 million for the second quarter of 2010, compared to negative $1.6 million for the same period in 2009.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.

As of June 30, 2010, the Company had cash of $52.3 million and total debt of $630.0 million including a $310.5 million term loan and $140.0 million of convertible notes with a market valuation of $319.5 million.  In the second quarter of 2010, the company had cash outflows from operations of $0.6 million and capital expenses of $3.0 million resulting in negative free cash flow of $3.6 million. Negative cash from operations included $12.6 million related to reorganization items.  Excluding reorganization items, free cash flow from operations was $9.0 million.

Company Outlook

“I’m extremely pleased with our second quarter financial results which not only reflect the uptick in the industry, but also the impact of our cost improvement efforts and, most importantly, of our strong customer relationships,” said Bill Lasky, Accuride’s President, CEO, and Chairman of the Board.  “Throughout this unprecedented industry cycle, we have improved our cost structure, strengthened and secured customer relationships and introduced new products.  In addition, our recently completed refinancing adds additional liquidity and increases our financial flexibility.  We remain cautiously optimistic about the timing of the industry upturn and currently expect 2010 Class 8 production levels to be in the range of 140,000 to 150,000 units and our Adjusted EBITDA to be in the range of $65 to $75 million.”

The Company will conduct a conference call to review its second quarter results on August 3, 2010, at 10 a.m. Central Time.  The phone number to access the conference call is (866) 314-4865 in the United States, or (617) 213-8050 internationally, access code 54271004.  The conference call will be accompanied by a slide presentation, which can be accessed through the investor relations section of the Company’s web site.  A replay will be available beginning August 3, 2010, at 4 p.m. Central Time, continuing to August 10, 2010, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 68166516.  The financial results for the three-month period ended June 30, 2010, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM, Bostrom®, FabcoTM, BrillionTM, and Highway Original®.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions with respect to future results.  Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
(In thousands except per share data)	2010	2009

NET SALES	$195,639	$135,206
COST OF GOODS SOLD	179,820	144,227
GROSS PROFIT (LOSS)	15,819	(9,021)
OPERATING EXPENSES:
Selling, general and administrative	20,235	12,490
LOSS FROM OPERATIONS	(4,416)	(21,511)
OTHER INCOME (EXPENSE):
Interest income	55	244
Interest expense	(10,292)	(15,835)
Unrealized gain on mark to market valuation of convertible debt	19,397	—
Other income, net	2,267	1,543
INCOME (LOSS) BEFORE INCOME TAXES	7,011	(35,559)
INCOME TAX PROVISION	501	512
NET INCOME (LOSS)	$6,510	$(36,071)

	Successor	Predecessor
	Period from February 26 to June 30,	Period from January 1 to February 26,	Six Months Ended June 30,
(In thousands except per share data)	2010	2010	2009

NET SALES	$260,553	$104,059	$278,782
COST OF GOODS SOLD	239,134	99,577	287,763
GROSS PROFIT (LOSS)	21,419	4,482	(8,981)
OPERATING EXPENSES:
Selling, general and administrative	24,601	7,595	24,714
LOSS FROM OPERATIONS	(3,182)	(3,113)	(33,695)
OTHER INCOME (EXPENSE):
Interest income	67	54	463
Interest expense	(13,797)	(7,550)	(29,357)
Loss on extinguishment of debt	—	—	(5,389)
Unrealized loss on mark to market valuation of convertible debt	(31,204)	—	—
Other income, net	1,941	566	2,354
LOSS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(46,175)	(10,043)	(65,624)
Reorganization items	—	(59,311)	—
INCOME (LOSS) BEFORE INCOME TAXES	(46,175)	49,268	(65,624)
INCOME TAX PROVISION (BENEFIT)	343	(1,534)	1,502
NET INCOME (LOSS)	$(46,518)	$50,802	$(67,126)

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ACCURIDE CORPORATION

CONSOLIDATED ADJUSTED EBITDA

(UNAUDITED)

	Successor	Predecessor
	Three Months Ended June 30,
(In thousands)	2010	2009

Net income (loss)	$6,510	$(36,071)
Income tax expense (benefit)	501	512
Interest expense, net	(9,160)	15,591
Depreciation and amortization	14,276	12,393
Restructuring, severance and other charges(1)	7,116	7,464
Other items related to our credit agreement(2)	(2,052)	(1,447)
Adjusted EBITDA	$17,191	$(1,558)

Note:

(1)          For the three months ended June 30, 2010, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $7.1 million in costs associated with restructuring and reorganization items.  For the three months ended June 30, 2009, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $7.5 million in costs associated with restructuring and reorganization items.

(2)          Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended June 30, 2010, items related to our credit agreement consisted of foreign currency income and other net income of $2.1 million.  For the three months ended June 30, 2009, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $1.4 million.

	Historical Results
	Combined	Successor	Predecessor
	Six Months Ended June 30,	Period from February 26 to June 30,	Period from January 1 to February 26,	Six Months Ended June 30,
(In thousands)	2010	2010	2010	2009

Net income (loss)	$4,284	$(46,518)	$50,802	$(67,126)
Income tax expense (benefit)	(1,191)	343	(1,534)	1,502
Interest expense, net	52,430	44,934,	7,496	34,283
Depreciation and amortization	25,953	18,421	7,532	24,746
Restructuring, severance and other charges(1)	(48,722)	10,370	(59,092)	10,585
Other items related to our credit agreement(2)	(2,182)	(1,661)	(521)	(2,084)
Adjusted EBITDA	$30,572	$25,889	$4,683	$1,906

Note:

(1)          For the six months ended June 30, 2010, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, less $48.7 million in benefits associated with restructuring and reorganization items.  For the six months ended June 30, 2009, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $10.6 million in costs associated with restructuring and reorganization items.

(2)          Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the six months ended June 30, 2010, items related to our credit agreement consisted of foreign currency income and other net income of $2.2 million.  For the six months ended June 30, 2009, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $2.1 million.

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We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”).  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations

ACCURIDE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	Successor	Predecessor
	June 30,	December 31,
(In thousands)	2010	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$52,319	$56,521
Customer and other receivables	94,571	66,301
Inventories, net	67,673	50,742
Other current assets	7,901	25,573
Total current assets	222,464	199,137
PROPERTY, PLANT AND EQUIPMENT, net	263,733	229,527
OTHER ASSETS:
Goodwill and other assets	379,796	243,006
TOTAL	$865,993	$671,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$58,935	$31,277
Debt	—	397,472
Other current liabilities	46,779	45,536
Total current liabilities	105,714	474,285
LONG-TERM DEBT	629,955	—
LIABILITIES SUBJECT TO COMPROMISE	—	302,114
OTHER LIABILITIES	126,509	123,537
STOCKHOLDERS’ EQUITY (DEFICIENCY):
Total stockholders’ equity (deficiency)	3,815	(228,266)
TOTAL	$865,993	$671,670

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